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                                                                    EXHIBIT 11.1

                           AMERICA SERVICE GROUP INC.


                                                                         NINE MONTHS ENDED                    QUARTER ENDED
                                                                           SEPTEMBER 30,                       SEPTEMBER 30,
                                                                         -----------------                    --------------
                                                                      1998               1997              1998              1997
                                                                    ----------        ----------        ----------        ----------
Net income                                                          $4,045,000        $1,517,000        $1,585,000        $  577,000
Decrease in redeemable common stock                                         --            57,000                --                --
                                                                    ----------        ----------        ----------        ----------

Numerator for basic and diluted earnings
   per share - income available to common
   stock holders                                                    $4,045,000        $1,574,000        $1,585,000        $  577,000
                                                                    ==========        ==========        ==========        ==========


Denominator for basic earnings per share -
   weighted average shares                                           3,550,000         3,465,000         3,564,000         3,519,000

Effect of dilutive securities                                          113,000           150,000            98,000           202,000
                                                                    ----------        ----------        ----------        ----------

Weighted average common shares outstanding
   - diluted                                                         3,663,000         3,615,000         3,662,000         3,721,000
                                                                    ==========        ==========        ==========        ==========

Basic earnings per share                                            $     1.14        $     0.45        $     0.44        $     0.16
                                                                    ==========        ==========        ==========        ==========
Diluted earnings per share                                          $     1.10        $     0.44        $     0.43        $     0.16
                                                                    ==========        ==========        ==========        ==========
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